EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Professional Veterinary Products, Ltd. Form 10-Q (the “Report”) for the quarter ended October 31, 2005, each of the undersigned hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Professional Veterinary Products, Ltd.
A signed original of this written statement required by Section 906 has been provided to Professional Veterinary Products, Ltd. and will be retained by Professional Veterinary Products, Ltd. and furnished to the SEC or its staff upon request.
Date: December 14, 2005.
/s/ Dr. Lionel L. Reilly
Dr. Lionel L. Reilly, President and Chief
     Executive Officer

/s/ Neal B. Soderquist
Neal B. Soderquist, Chief Financial Officer
and Vice President